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                                                                     Exhibit 5.1

                     OPINION OF FULBRIGHT & JAWORSKI L.L.P.





                                     [   ]


                   A Registered Limited Liability Partnership
                                                                    houston
                                                                washington, d.c.
                                                                    austin
                                                                  san antonio
                                                                    dallas
                                                                   new york
                                                                  los angeles
                                                                    london
                                                                   hong kong


June 25, 1999

Universal Health Realty Income Trust
Universal Corporate Center
367 South Gulph Road
King of Prussia, PA  19406

Dear Sir or Madam:

              We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Universal Health Realty Income Trust, a real estate investment trust organized under the laws of Maryland (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer by the Trust to sell up to 900,000 shares of beneficial interest, $.01 par value (the "Trust Shares") pursuant to the Trust's Dividend Reinvestment and Share Purchase Plan.

              As counsel to the Trust, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, when the Registration Statement has become effective under the Act, upon issuance and delivery of the Trust Shares as contemplated by the Prospectus contained in the Registration Statement, that the Trust Shares will be duly and validly authorized, legally issued, fully paid and nonassessable with no personal liability attaching to ownership thereof other than as described under the caption "Description of Trust
Shares - Shareholder Liability" in the Registration Statement.

              We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Fulbright & Jaworski L.L.P. under the heading "Legal Matters" and to all other references to Fulbright & Jaworski L.L.P. included in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.


                                             Very truly yours,


                                             /s/ Fulbright & Jaworski L.L.P.